
                                  NSAR ITEM 770

                           VKAC Aggressive Growth Fund
                               10f-3 Transactions

UNDERWRITING#     UNDERWRITING              PURCHASED        AMOUNT OF SHARES           % OF               DATE OF
                                            FROM              PURCHASED              UNDERWRITING         PURCHASE


1                Western Digital           Goldman Sachs        4,000,000                 0.355%          02/11/98
2                Western Digital           Salomon Smith        2,720,000                 0.241%          02/11/98
                                           Barney
3                Equity Corporation        Merill Lynch         4,260,000                 3.408%          02/19/98
                 International
4                Whole Foods Market        BT Alex Brown       16,019,000                 5.966%          02/25/98
5                El Paso Energy Capital    Donaldson, Lufkin      135,750                 2.263%          03/12/98
                 Trust                     Jenrette
6                WinStar Communications,   First Boston            85,800                 2.145%          03/12/98
                 Inc.
7                Healthsouth Corporation   Salomon Smith        6,000,000                 1.200%           03/17/98
                                           Barney
8                Pride International, Inc. Salomon Smith       11,123,000                 2.175%           04/21/98
                                           Barney
9                Texas Industries          SBC Warburg             85,000                 2.125%           06/02/98
10               General Growth            Lehman Brothers        102,400                 0.853%           06/05/98
                 Properties, Inc.


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Other Firms participating in Underwriting

UNDERWRITING FOR #1

Morgan Stanley Dean Witter

UNDERWRITING FOR #2

ABN AMRO Incorporated
Morgan Stanley & Co. Incorporated

UNDERWRITING FOR #4

Morgan Stanley Dean Witter

UNDERWRITING FOR #6

Salomon Smith Barney
Morgan Stanley Dean Witter
NationsBanc Montgomery Securities LLC

UNDERWRITING FOR #7

Bear, Stearns & Co. Inc.
Cowen & Company
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC
PaineWebber Incorporated

UNDERWRITING FOR #8

Morgan Stanley & Co. Incorporated

UNDERWRITING FOR #10

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
SBC Warburg Dillon Read Inc.
UBS Securities LLC
BancAmerica Robertson Stephens
A.G. Edwards & Sons, Inc.
Everen Securities, Inc.
Advest, Inc.
Dain Rauscher Wessels
Fahnestock & Co. Inc.
Janney Montgomery Scott Inc.
Edward D. Jones & Co., LP
First of Michigan Corporation
Legg ason Wood Walker, Incorporated
McDonald & Company Securities, Inc.
Piper Jaffray Inc.
Raymond james & Associates, Inc.
Stifel, Nicholaus & Company Incorporated
The Ribonston-Humphrey Company, LLC
Sutro & Co. Incorporated
Tucker Anthony Incorporated
Wheat First Securities, Inc.